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
Exhibit (21)
                                                  SUBSIDIARIES OF THE REGISTRANT

                                              LIQUI-BOX CORPORATION AND SUBSIDIARIES
                                       FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994



                                                                    Percentage of
                                                                  Voting Securities
                                           Jurisdiction of             Owned by
                Subsidiaries                Incorporation           The Registrant
    -----------------------------         -----------------        ----------------
    Alaskan Falls Bottling Company             Ohio                     100%

    Commander Systems, Inc.                    Ohio                     100%

    Corporate Design, Inc.                     Ohio                     100%

    LB Acquisition Corp.  (dba: B-Bar-B)       Ohio                     100%

    LB Communications, Inc.                    Ohio                     100%

    LB Development Corp.                       Ohio                     100%

    LB Investments, Inc.                       Delaware                 100%

    LB Europe Limited                          England                  100%

    Inpaco Corporation                         Ohio                     100%

    Liqui-Box International, Inc.              Ohio                     100%

    Liqui-Box Europe, SA                       Luxembourg               100%

    Liqui-Box of Canada, Ltd.                  Canada                   100%


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